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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 30, 2003

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission file number)	06-1047163 (IRS employer identification number)
One Kendall Square, Cambridge, Massachusetts 02139 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
 (617) 252-7500

Item 5. Other Events.

        At 11:59 p.m. on June 30, 2003, Genzyme completed a previously announced exchange of (1) each share of its Genzyme Biosurgery Division common stock (Nasdaq: GZBX) ("GZBX Stock") for 0.04914 of a share of Genzyme General Division Common Stock (Nasdaq: GENZ) ("GENZ Stock") and (2) each share of its Genzyme Molecular Oncology Division common stock (Nasdaq: GZMO) ("GZMO Stock") for 0.05653 of a share of GENZ Stock. A total of 2,959,230 shares of GENZ Stock were issued in the exchange—(1,999,461 on account of the GZBX Stock and 959,769 on account of the GZMO Stock.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: July 1, 2003	By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance; Chief Financial Officer; and Chief Accounting Officer

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SIGNATURE